UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)


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                                AZTAR CORPORATION
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                                  Filed by: Aztar Corporation
                                                      Pursuant to Rule 14a-12
                                    under the Securities Exchange Act of 1934

                                           Subject Company: Aztar Corporation
                                                   Commission File No. 1-5440



On April 21, 2006, Aztar Corporation published the following press release:

                        AZTAR RECEIVES REVISED DEFINITIVE
                              OFFER FROM AMERISTAR


PHOENIX, AZ, April 21, 2006 - Aztar Corporation (NYSE: AZR) today announced that on April 20, 2006, its Board of Directors received a revised definitive offer from Ameristar Casinos, Inc. to acquire Aztar in a merger transaction in which the holders of Aztar common stock would receive $45.00 per share in cash and the holders of Aztar's Series B preferred stock would receive $475.94 per share in cash. The revised definitive offer included a signed merger agreement. Ameristar also provided a signed financing commitment letter.

Ameristar stated in its revised definitive offer that the offer would expire by noon (Las Vegas time) on April 22, 2006, but that if certain conditions were met before that time, this deadline would be extended until 12:01 a.m. (Las Vegas time) on April 27, 2006. The conditions required for the extension include written notification by Aztar to Ameristar before noon (Las Vegas time) on April 22, 2006, that: (1) Aztar's Board has determined that Ameristar's revised definitive offer constitutes a superior proposal (as defined in Aztar's amended merger agreement with Pinnacle Entertainment, Inc.) and has informed Pinnacle of that determination; (2) Ameristar's revised definitive offer is the only superior proposal Aztar has received; and (3) as of the time of the notice to Ameristar, Aztar has received no other takeover proposals (as defined in Aztar's amended merger agreement with Pinnacle) that are reasonably likely to result in a superior proposal.

Aztar also announced that its Board, after consultation with its legal and financial advisors, has determined that the revised definitive offer from Ameristar is reasonably likely to result in a superior proposal. Based on such determination, Aztar's Board has authorized Aztar to resume its discussions with Ameristar.

Aztar also stated that its Board indicated it is unwilling to discontinue its discussions with Wimar Tahoe Corporation, d/b/a Columbia Entertainment, the gaming affiliate of Columbia Sussex Corporation. As previously announced, Aztar's Board determined on April 18, 2006 that Columbia Entertainment's proposal to acquire Aztar for $47.00 in cash per share of Aztar common stock continued to be reasonably likely to result in a superior proposal, as defined in the amended merger agreement with Pinnacle.

Aztar's Board will evaluate all aspects of the revised definitive offer from Ameristar and the proposal from Columbia Entertainment (including any financing commitment letter yet to be provided to Aztar). Aztar's Board is not making any recommendation at this time with respect to any such offer or proposal, and there can be no assurance that Aztar's Board will approve any such transaction or that a transaction will result.

As previously announced, on April 18, 2006, Aztar and Pinnacle amended their merger agreement to increase the purchase price for each share of Aztar common stock from $38.00 to $43.00 in cash.

About Aztar Corporation
Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

Forward-Looking Statements

This press release includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding Pinnacle's pending acquisition of Aztar, are based on current expectations of management of Aztar and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Aztar cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the risk that Aztar may be unable to obtain stockholder approval required for the transaction with Pinnacle; (b) the risk that Pinnacle may be unable to obtain regulatory approvals required for the transaction with Aztar; (c) the risk that conditions to the closing of the transaction may not be satisfied or the merger agreement with Pinnacle may be terminated prior to closing; and (d) other risks, including those as may be detailed from time to time in Pinnacle's filings with the Securities and Exchange Commission (the "SEC"). For more information on the potential factors that could affect Aztar's financial results and business, review Aztar's filings with the SEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of Aztar and Pinnacle. In connection with the proposed merger, Aztar plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AZTAR ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aztar. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Aztar with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Aztar's other filings with the SEC may also be obtained from Aztar. Free copies of Aztar's filings may be obtained by directing a request to Aztar Corporation, 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016,
Attention: Secretary.

Aztar, Pinnacle and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aztar's stockholders in favor of the proposed merger. Information regarding Aztar's directors and executive officers is available in Aztar's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006. Information regarding Pinnacle's directors and executive officers is available in Pinnacle's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 13, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.